Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 228	Trade Date: 5/31/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/3/2005

The date of this Pricing Supplement is May 31, 2005

CUSIP or Common Code:	41013NRE0	41013NRF7	41013NRG5	41013NRH3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$500,000.00	$279,000.00	$105,000.00	$31,000.00

Proceeds to Issuer:	$498,250.00	$277,535.25	$104,265.00	$30,736.50

Discounts and Commissions:	0.350%	0.525%	0.700%	0.850%

Reallowance:	0.100%	0.150%	0.150%	0.150%

Dealer:	99.700%	99.550%	99.375%	99.250%

Maturity Date:	6/15/2007	6/15/2008	6/15/2009	6/15/2010

Stated Annual Interest Rate:	3.700%	3.850%	3.950%	4.050%

Interest Payment Frequency:	Semi	Quarterly	Monthly	Monthly

First Payment Date:	12/15/2005	9/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 228	Trade Date: 5/31/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/3/2005

The date of this Pricing Supplement is May 31, 2005

CUSIP or Common Code:	41013NRK6	41013NRM2	41013NRN0

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$1,277,000.00	$620,000.00	$1,108,000.00

Proceeds to Issuer:	$1,266,145.50	$609,150.00	$1,083,070.00

Discounts and Commissions:	0.850%	1.750%	2.250%

Reallowance:	0.150%	0.350%	0.350%

Dealer:	99.250%	98.350%	97.900%

Maturity Date:	6/15/2010	6/15/2020	6/15/2030

Stated Annual Interest Rate:	4.300%	5.000%	5.100%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	7/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2008 Callable one time only at 100% on call date above with 30 days notice.	6/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.